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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY
                           OF CNT OFFICER OR DIRECTOR


         KNOW BY ALL PERSONS PRESENT, that I, the undersigned director or officer of Computer Network Technology Corporation, a Minnesota corporation (the "Corporation"), which may file from time to time with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, registration statements on Form S-8, or other appropriate Form, or pursuant to Rule 462 (collectively, "Registration Statements"), for options or common stock of the Corporation issued (i) pursuant to the 1992 Stock Award Plan, the 1997 Restricted Stock Plan, the 1999 Nonqualified Stock Award Plan, the 401(k) Salary Savings Plan, or the 1992 Employee Stock Purchase Plan, (ii) with respect to any increase of 1,450,000 shares of options or stock to be issued under the 1992 Stock Award Plan, any increase of 1,500,000 shares of options or stock to be issued under the 1999 Nonqualified Stock Award Plan, or any increase of 400,000 shares to be issued under the 1992 Employee Stock Purchase Plan or any increase in shares under the 401(k) Salary Savings Plan (with the amount of such shares to be based on anticipated needs under such plan) or (iii) with respect to any amendment to Registration Statement Nos. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944,
33-48954, 33-68356, 33-68372, 33-83262, 333-88209, 333-86315, 333-80791,
333-80793, 33-83264, 333-59951, 333-31851, 333-31853, 333-59949, 333-59947,
33-83266, 333-44482, 333-80841 and 333-38902 or any amendments or supplements thereto (whether on behalf of the Corporation or as an officer or director thereof or otherwise), hereby constitute and appoint Thomas G. Hudson, Gregory
T. Barnum, and Jeffrey A. Bertelsen, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 9th day of January 2002.


                                       /s/ Jeffrey A. Bertelsen